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EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We consent to the incorporation by reference in the Registration Statement on Form S-8 of PEC Solutions, Inc. (the "Company") pertaining to the PEC Solutions, Inc. 2000 Stock Incentive Plan, of our report dated February 11, 2003, except for the last paragraphs of Notes 5 and 16, as to which the date is March 19, 2003, relating to the financial statements and schedule of the Company included in its Annual Report (Form 10-K/A) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                      /s/ PricewaterhouseCoopers LLP

McLean, Virginia
May 15, 2003

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS